UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  August 13, 2007

Barrington Broadcasting Group LLC

Barrington Broadcasting Capital Corporation
(Exact name of registrant as specified in its charter)

20-4841532
Delaware	333-140510	20-5172909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 W. Higgins Road, Suite 155,
Hoffman Estates, Illinois	60169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 884-1877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On August 13, 2007, Barrington Broadcasting Group LLC (the “Company”) issued a press release reporting the financial results for its second quarter ended June 30, 2007 (the “Earnings Announcement”).  A copy of the Earnings Announcement is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

On August 14, 2007, the Company held a conference call to discuss the financial results of the Company for its second quarter ended June 30, 2007 (the “Earnings Call”).  A copy of the transcript (the “Transcript”) of the Earnings Call is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 2.02 disclosure.   The Transcript has been selectively edited to facilitate the understanding of the information communicated during the Earnings Call.

Item 7.01               Regulation FD Disclosure.

A copy of the Earnings Announcement is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Earnings Announcement

99.2	Transcript

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRINGTON BROADCASTING GROUP LLC
BARRINGTON BROADCASTING CAPITAL CORPORATION

By:	/s/ Warren Spector
	Name:	Warren Spector
	Title:	Chief Financial Officer

Date:  August 16, 2007